UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	December 5, 2005

Coastal Bancshares Acquisition Corp.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-51155	20-1191778
(Commission File Number)	(IRS Employer Identification No.)

9821 Katy Freeway, Suite 500 Houston, Texas	77024
(Address of Principal Executive Offices)	(Zip Code)

(713) 827-2104
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On December 5, 2005, Coastal Bancshares Acquisition Corp. (the “Company”) notified Sanders Morris Harris Inc. (“SMH”) that it was terminating the Financial Advisory Agreement, dated as of February 17, 2005, by and between the Company and SMH (the “Agreement”).

Under the terms and conditions of the agreement, Sanders Morris Harris Inc. was assisting the Company with respect to: (i) identifying potential acquisition or merger candidates; (ii) conducting due diligence review with respect to any proposed acquisition or merger candidate; (iii) assisting the Company in negotiation of the financial terms and structure of any prospective business transaction; and (iv) providing other financial advisory services normal and customary for similar engagements.

Pursuant to the terms of the Agreement, the Company may terminate the Agreement at any time after six months by providing 10 days advance written notice to SMH. The termination will be effective December 15, 2005. There were no penalties incurred by the Company as a result of the termination of the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2005	Coastal Bancshares Acquisition Corp.

By:	/s/ Cary M. Grossman
Name:	Cary M. Grossman
Title:	Co-Chief Executive Officer